UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    January 15, 2004




                              Hibernia Corporation
             (Exact name of registrant as specified in its charter)




 Louisiana                      1-10294                       72-0724532
(State or other               (Commission                   (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333





Item 7(c).  Exhibits

         The exhibit listed below is being furnished pursuant to Item 9 hereof under Regulation FD and pursuant to Item 12 hereof as a part of this current report on Form 8-K.

Exhibit No.                Description

99.34                      News Release issued by the Registrant
                           on January 15, 2004


Item 9.  Regulation FD Disclosure

         On January 15, 2004, Hibernia Corporation issued a news release dated January 15, 2004, announcing its financial results for the quarter and year ended December 31, 2003. A copy of the news release is furnished as an exhibit hereto and incorporated by reference into this Item 9.

Item 12.  Results of Operations and Financial Condition

         On January 15, 2003, Hibernia Corporation issued a news release dated January 15, 2004, announcing its financial results for the quarter and year ended December 31, 2003. A copy of the news release is furnished as an exhibit hereto and incorporated by reference into this Item 12.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HIBERNIA CORPORATION
                                  (Registrant)


Date: January 15, 2004         By:   /s/ Cathy E. Chessin
                                     ---------------------------------------
                                     Cathy E. Chessin
                                     Executive Vice President, Secretary and
                                     Corporate Counsel



                                  EXHIBIT INDEX

Exhibit No.                        Description                        Page No.

99.34                        News Release Issued by the                  3
                             Registrant on January 15, 2004

                                                                EXHIBIT 99.34

FOR IMMEDIATE RELEASE
January 15, 2004


MEDIA INQUIRIES:                       INVESTOR INQUIRIES:
Steven Thorpe--Vice President,         Trisha Voltz--Senior Vice President
Public Relations                       and Manager, Investor Relations
Office: (504) 533-2753                 Office: (504) 533-2180
E-mail: sthorpe@hibernia.com           E-mail: tvoltz@hibernia.com


        Hibernia's 2003 Earnings Total $258 Million; Loans Increase 12%;
         Asset Quality Continues to Improve; Assets Total $18.6 Billion

      NEW ORLEANS - Hibernia Corporation today reported 2003 net income of $258.3 million, up 3% from $249.9 million a year earlier. Earnings per common share (EPS) and EPS assuming dilution for 2003 were $1.67 and $1.64, respectively, up 5% from $1.59 and $1.56 in the year-earlier periods.
      During the year, the company grew its balance sheet, maintained strong capital and asset quality, implemented initiatives to reduce expenses, and reorganized to better align its sales and support areas and enhance efficiency. Hibernia continued to make significant progress in building its sales and service culture, launched its Texas de novo branch expansion and embarked on plans for its largest merger to date. The company also created a new mission statement to guide its efforts over the next few years.
      "The year 2003 was a good one for Hibernia," said President and CEO Herb Boydstun. "Our commitment to operate in a careful, cautious and conservative manner served the company well in a challenging environment that saw interest rates remain at or near historic lows for most of the year. Although we had a lot of moving parts during the year, our core business remained strong, and we enhanced our competitive position for the future.
      "Our Texas expansion program entered an exciting new stage, and our Completely Free CheckingSM program continued to bring in new customers and generate cross-selling opportunities on both the consumer and small-business sides," Boydstun added. "We became an even stronger sales organization, which helped us attract prospects and retain existing customers. We capped off the year with a solid fourth quarter and enter 2004 with excellent opportunities to build on our progress."
      Loan growth was particularly strong in 2003. Loans at year-end totaled $12.9 billion, up 12% from $11.5 billion a year earlier. Consumer loans totaled $7.0 billion at Dec. 31, 2003, up 15% from a year earlier and 5% from Sept. 30, 2003; small-business loans were $2.6 billion, up 5% and 2%; and commercial loans were $3.2 billion, up 12% and 10%.
      "In growing the loan portfolio, we have consistently adhered to strong underwriting standards developed over the past few years," said Boydstun.
      Fourth-quarter 2003 net income was $71.5 million, up 10% from $64.9 million a year earlier. EPS and EPS assuming dilution for fourth-quarter 2003 were $0.47 and $0.46, up 12% from $0.42 and $0.41, respectively, a year earlier. Fourth-quarter 2003 earnings include the following after-tax items per diluted share:
o A charge of $0.05 related to a securities loss of $12.2 million from a writedown of Fannie Mae preferred stock held in the investment securities portfolio.
o A benefit of $0.03 from a $6.2 million gain on the sale of Hibernia's interest in a company formed to originate, sell and service loans under Fannie Mae's Delegated Underwriting and Servicing (DUS) program.
o A charge of $0.01 resulting from a $3.5 million non-cash expense for temporary impairment of mortgage servicing rights (MSR).

Summary of 2003 results
   Results for 2003, compared to 2002, include the following:
o Assets: $18.6 billion at Dec. 31, 2003, up 7% from $17.4 billion a year earlier.
o Deposits: $14.2 billion at Dec. 31, 2003, up 5% from $13.5 billion a year earlier.
o Leverage ratio: 8.65% at the end of 2003, compared to 8.45% a year earlier. The company repurchased approximately 4.5 million shares of its common stock in 2003, including 515,000 shares in the fourth quarter.
o Net interest income: $670.8 million, down 5% primarily from $20.7 million in expenses from prepayment of a $300 million Federal Home Loan Bank (FHLB) advance and termination of a related interest-rate swap in third-quarter 2003 as well as the low-rate environment throughout the year. The net interest margin was 4.16% for 2003, compared to 4.68% for 2002. The 2003 margin was negatively impacted 13 basis points by the FHLB transactions. The fourth-quarter 2003 margin was 4.27%, compared to 4.60% for the year-earlier quarter.
o Noninterest income: $350.1 million, up 16% from $300.9 million a year earlier. Double-digit growth in service charges on deposits, card-related fees and insurance contributed to the increase. Fourth-quarter 2003 noninterest income totaled $78.4 million, up 2% from a year earlier. Included in the totals for both periods are net securities transactions and net non-cash expenses related to the provision for temporary MSR impairment. Noninterest income for 2003 also includes a gain of $5.3 million from the sale of loans in the mortgage portfolio in the second quarter, and fourth-quarter 2003 noninterest income includes the gain of $6.2 million resulting from the sale of Hibernia's interest in a Fannie Mae DUS lender.
o Noninterest expense: $564.4 million, up 4% from $541.7 million. Contributing to the increase was a third-quarter $9.6 million valuation adjustment of an energy asset reclassified from the private-equity portfolio to other foreclosed assets, as well as expenses associated with a reduction in force that was announced in the second quarter. Fourth-quarter 2003 noninterest expense totaled $131.6 million, down 5% from a year earlier, reflecting ongoing efforts to control expenses.

Asset quality
   Asset quality continued to improve in several key areas in 2003.
o The provision for loan losses was $60.1 million for the year, down 26% from $80.6 million in 2002, and $13.3 million for the fourth quarter, down 11% from $15.0 million a year earlier.
o Net charge-offs were $59.5 million in 2003, down 6% from $63.6 million in 2002, and $13.3 million for the fourth quarter, down 9% from $14.6 million a year earlier.
o The net charge-off ratio for 2003 was 0.50%, compared to 0.56% for 2002. The annualized net charge-off ratio for fourth-quarter 2003 was 0.43%, compared to 0.51% a year earlier. By category, net charge-off ratios were: consumer, 0.56%, compared to 0.65%; commercial, 0.09%, compared to -0.02%; and small-business, 0.46%, compared to 0.76%.
o Nonperforming assets at the end of 2003 were $67.8 million, compared to $61.7 million a year earlier, and nonperforming loans were $55.6 million, compared to $54.9 million.
o The nonperforming asset ratio at the end of 2003 was 0.53%, compared to 0.54% a year earlier, and the nonperforming loan ratio was 0.43%, compared to 0.48%.
o Reserve coverage of nonperforming loans at the end of 2003 was 384%, compared to 388% a year earlier.
o Shared national credits totaled $698 million, or 5.4% of total loans, at the end of 2003, compared to $803 million, or 7% of total loans, at the end of 2002.

Mortgage Banking update
      Low interest rates fueled record mortgage loan production in 2003. "Mortgage banking had another profitable year," said Boydstun. "However, that profitability was partially mitigated by MSR impairment." Hibernia recorded net non-cash temporary MSR impairment expenses of $18.5 million during the year. Also during 2003, the company reclassified $25.9 million of the MSR impairment from temporary to permanent. At year-end, the temporary MSR impairment reserve totaled $31.1 million.
      The company closed and funded $6.4 billion in mortgage loans in 2003, up 21% from $5.3 billion in 2002. Mortgage-loan origination and servicing fees in 2003 totaled $38.2 million, compared to $35.5 million a year earlier. Gains on sales of mortgage loans were $51.2 million for the 12 months, up 83% from $28.0 million a year earlier. Mortgages serviced for third parties were $10.2 billion at Dec. 31, 2003, up 14% from $9.0 billion a year earlier.
      The mortgage pipeline at Dec. 31, 2003, was $450 million, down from $863 million at Sept. 30, 2003, as refinancing activity continued to decline. That trend has continued in 2004. In a change of strategy, the company is exiting correspondent mortgage lending, a move which will allow Hibernia to focus its efforts and resources on retail mortgage banking as expansion into high-growth Texas markets continues. Gains from mortgage loan sales were impacted by the reduction in sales volumes as well as pricing pressure from competitors in the fourth quarter. These pricing pressures are expected to continue in 2004. As a result, management expects mortgage revenue to decline in 2004. Mortgage-banking revenues were approximately 10% of total revenue of $1.0 billion. The impact of these mortgage-related factors on mortgage revenues in 2004 is expected to be a decrease of about $10 million. This guidance does not include any more temporary MSR impairment or reversal of MSR impairment in 2004, although either of these may occur.

Creating value, improving sales
      Driven by the company's successful efforts to strengthen its sales culture, along with consumer and small-business Completely Free CheckingSM campaigns, Hibernia has added approximately 165,000 net new checking accounts over the past two years. In addition, the company launched free online bill pay in third-quarter 2003, creating additional value for customers.

Texas expansion
      The company's Texas expansion program made significant strides in 2003. In mid-July, the company opened its second Texas commercial financial center, located in Houston and providing the same broad range of commercial-banking services and expertise as Hibernia's Dallas commercial financial center, which opened in December 2002.
      Hibernia also opened new branches in high-growth Texas markets in 2003 - two in North Texas, including one in Tyler and one in Allen; and one in the Houston area. In the first week of 2004, the company opened a new branch in the Dallas suburb of Plano, where another is scheduled to open early in the second quarter. Through the remainder of 2004, approximately 16 additional de novo branches are scheduled to open in Texas - 10 in North Texas and six in the Houston area. Management expects expenses associated with the opening of these new locations to negatively impact 2004 earnings.
      In the fourth quarter, Hibernia and $2.6-billion-asset Coastal Bancorp, Inc., signed a definitive merger agreement, a transaction which would give Hibernia an increased presence in Houston and entry into markets from Austin to Houston to the Rio Grande Valley. The company would have more than 300 locations in Louisiana and Texas, and assets would exceed $20 billion.
      "The merger process is well under way and is going smoothly," said Boydstun. "We're looking forward to welcoming Coastal's employees to our team, offering a broader range of products and expertise to their customers and serving their communities."

Making progress on achieving the mission
      In third-quarter 2003, Hibernia developed its new mission statement, which reads: Hibernia will continue to be Louisiana's first choice as a trusted financial resource, and by 2007 will have at least 25% of our deposits in Texas, while growing earnings 8% to 10% annually. Upon completion of the Coastal merger, which is expected to occur in or near the second quarter, approximately 22% of Hibernia's deposits would be in Texas, up from 12% at the end of 2003. This would move Hibernia close to its goal of having at least one-quarter of its deposits in Texas.
      Management expects 2004 EPS assuming dilution will remain in line with the mission's stated goal of 8% to 10% growth, putting it in the range of $1.77 to $1.80.
      For selected financial tables, visit the "Corporate, Investor and Media Relations" section on the company's Internet site (www.hibernia.com). A live listen-only audio Webcast of management's conference call with analysts and the media will be available beginning at 1 p.m. CT today on www.hibernia.com. The conference also will be available in archived format at the same address through Jan. 31.
      Hibernia, a Forbes 500 company, has $18.6 billion in assets and 259 locations in 34 Louisiana parishes and 18 Texas counties. Following the Coastal merger, assets would exceed $20 billion, and the company would have more than 300 locations in 34 Louisiana parishes and 33 Texas counties. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.


--------------------------------------------------------------------------------
Statements in this report that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, loan demand, monetary policy, expense reductions at anticipated levels, changes in laws and regulations, regulatory action, the level of success of the company's asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, unexpected costs or issues in its expansion or acquisition plans and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements and could impact Hibernia's ability to achieve the goals described in its mission statement. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.
--------------------------------------------------------------------------------




FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)
                                                                                   THREE MONTHS ENDED
                                                               December 31     December 31            September 30
                                                                   2003           2002       CHANGE      2003        CHANGE
                                                               -----------     -----------  --------  ----------    --------
  Interest income                                                $225,074       $240,679        (6)%   $222,987        1 %
  Interest expense                                                 49,638         64,256       (23)      73,218      (32)
                                                               -----------     ----------             ----------
      Net interest income                                         175,436        176,423        (1)     149,769       17
  Provision for loan losses                                        13,300         15,000       (11)      16,000      (17)
                                                               -----------     ----------             ----------
      Net interest income after provision                         162,136        161,423         -      133,769       21
                                                               -----------     ----------             ----------
  Noninterest income:
      Service charges on deposits                                  42,519         37,144        14       40,974        4
      Card-related fees                                            11,713         10,861         8       12,483       (6)
      Mortgage banking                                                980          3,642       (73)      44,390      (98)
      Retail investment fees                                        6,914          6,200        12        6,665        4
      Trust fees                                                    5,981          5,693         5        5,915        1
      Insurance                                                     3,940          3,860         2        4,914      (20)
      Investment banking                                            3,101          3,309        (6)       2,914        6
      Other service, collection and exchange charges                5,220          5,792       (10)       4,775        9
      Other operating income                                       10,202          2,444       317        4,356      134
      Securities gains (losses), net                              (12,152)        (1,983)     (513)      (4,859)    (150)
                                                               -----------     ----------             ----------
            Noninterest income                                     78,418         76,962         2      122,527      (36)
                                                               -----------     ----------             ----------
  Noninterest expense:
      Salaries and employee benefits                               67,520         72,598        (7)      75,756      (11)
      Occupancy and equipment                                      17,449         17,150         2       17,816       (2)
      Data processing                                               8,492          9,245        (8)       9,117       (7)
      Advertising and promotional expense                           5,484          6,037        (9)       5,786       (5)
      Stationery and supplies, postage and telecommunications       5,976          6,723       (11)       6,241       (4)
      Amortization of intangibles                                   1,191          1,390       (14)       1,240       (4)
      Foreclosed property expense, net                                160            452       (65)       9,650      (98)
      Other operating expense                                      25,333         25,131         1       24,246        4
                                                               -----------     ----------             ----------
            Noninterest expense                                   131,605        138,726        (5)     149,852      (12)
                                                               -----------     ----------             ----------
  Income before income taxes                                      108,949         99,659         9      106,444        2
  Income tax expense                                               37,456         34,729         8       37,182        1
                                                               -----------     ----------             ----------
  Net income                                                      $71,493        $64,930        10 %    $69,262        3 %
                                                               ===========     ==========             ==========

  Net income per common share                                       $0.47          $0.42        12 %      $0.45        4 %
  Net income per common share - assuming dilution                   $0.46          $0.41        12 %      $0.44        5 %
  Return on average assets                                           1.59 %         1.53 %       6 bp      1.55 %      4 bp
  Return on average equity                                          16.48 %        15.66 %      82 bp     16.32 %     16 bp

FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)
                                                                         YEAR ENDED
                                                               December 31     December 31
                                                                   2003           2002       CHANGE
                                                               -----------     -----------  --------
  Interest income                                                $910,305       $987,094        (8)%
  Interest expense                                                239,552        282,857       (15)
                                                               -----------     ----------
      Net interest income                                         670,753        704,237        (5)
  Provision for loan losses                                        60,050         80,625       (26)
                                                               -----------     ----------
      Net interest income after provision                         610,703        623,612        (2)
                                                               -----------     ----------
  Noninterest income:
      Service charges on deposits                                 157,748        138,857        14
      Card-related fees                                            47,923         39,949        20
      Mortgage banking                                             26,506         11,502       130
      Retail investment fees                                       27,241         30,488       (11)
      Trust fees                                                   23,520         24,394        (4)
      Insurance                                                    18,181         16,137        13
      Investment banking                                           12,460         15,033       (17)
      Other service, collection and exchange charges               19,933         20,769        (4)
      Other operating income                                       23,382         17,159        36
      Securities gains (losses), net                               (6,811)       (13,353)       49
                                                               -----------     ----------
            Noninterest income                                    350,083        300,935        16
                                                               -----------     ----------
  Noninterest expense:
      Salaries and employee benefits                              296,127        289,264         2
      Occupancy and equipment                                      70,657         68,221         4
      Data processing                                              35,922         34,560         4
      Advertising and promotional expense                          23,710         22,471         6
      Stationery and supplies, postage and telecommunications      25,109         25,577        (2)
      Amortization of intangibles                                   5,055          5,940       (15)
      Foreclosed property expense, net                              9,867          1,088       807
      Other operating expense                                      97,936         94,606         4
                                                               -----------     ----------
            Noninterest expense                                   564,383        541,727         4
                                                               -----------     ----------
  Income before income taxes                                      396,403        382,820         4
  Income tax expense                                              138,067        132,963         4
                                                               -----------     ----------
  Net income                                                     $258,336       $249,857         3 %
                                                               ===========     ==========

  Net income per common share                                       $1.67          $1.59         5 %
  Net income per common share - assuming dilution                   $1.64          $1.56         5 %
  Return on average assets                                           1.45 %         1.51 %      (6)bp
  Return on average equity                                          15.08 %        15.43 %     (35)bp


FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)
                                                                             QUARTER ENDED
                                                                    December 31      September 30        June 30         March 31
                                                                        2003             2003             2003             2003
                                                                    ------------     ------------      -----------      -----------
  Interest income                                                      $225,074         $222,987         $231,486         $230,758
  Interest expense                                                       49,638           73,218           57,669           59,027
                                                                    ------------     ------------      -----------      -----------
      Net interest income                                               175,436          149,769          173,817          171,731
  Provision for loan losses                                              13,300           16,000           13,000           17,750
                                                                    ------------     ------------      -----------      -----------
      Net interest income after provision                               162,136          133,769          160,817          153,981
                                                                    ------------     ------------      -----------      -----------
  Noninterest income:
      Service charges on deposits                                        42,519           40,974           38,394           35,861
      Card-related fees                                                  11,713           12,483           12,651           11,076
      Mortgage banking                                                      980           44,390          (13,921)          (4,943)
      Retail investment fees                                              6,914            6,665            7,142            6,520
      Trust fees                                                          5,981            5,915            5,556            6,068
      Insurance                                                           3,940            4,914            4,573            4,754
      Investment banking                                                  3,101            2,914            3,614            2,831
      Other service, collection and exchange charges                      5,220            4,775            4,918            5,020
      Other operating income                                             10,202            4,356            3,542            5,282
      Securities gains (losses), net                                    (12,152)          (4,859)          10,191                9
                                                                    ------------     ------------      -----------      -----------
            Noninterest income                                           78,418          122,527           76,660           72,478
                                                                    ------------     ------------      -----------      -----------
   Noninterest expense:
      Salaries and employee benefits                                     67,520           75,756           78,245           74,606
      Occupancy and equipment                                            17,449           17,816           18,144           17,248
      Data processing                                                     8,492            9,117            8,895            9,418
      Advertising and promotional expense                                 5,484            5,786            5,478            6,962
      Stationery and supplies, postage and telecommunications             5,976            6,241            6,218            6,674
      Amortization of intangibles                                         1,191            1,240            1,285            1,339
      Foreclosed property expense, net                                      160            9,650              (29)              86
      Other operating expense                                            25,333           24,246           24,527           23,830
                                                                    ------------     ------------      -----------      -----------
             Noninterest expense                                         131,605          149,852          142,763          140,163
                                                                    ------------     ------------      -----------      -----------
   Income before income taxes                                            108,949          106,444           94,714           86,296
   Income tax expense                                                     37,456           37,182           33,333           30,096
                                                                    ------------     ------------      -----------      -----------
   Net income                                                            $71,493          $69,262          $61,381          $56,200
                                                                    ============     ============      ===========      ===========

  Net income per common share                                             $0.47            $0.45            $0.40            $0.36
  Net income per common share - assuming dilution                         $0.46            $0.44            $0.39            $0.36
  Return on average assets                                                 1.59 %           1.55 %           1.39 %           1.29 %
  Return on average equity                                                16.48 %          16.32 %          14.26 %          13.24 %


FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)
                                                                   QUARTER ENDED
                                                                    December 31
                                                                        2002
                                                                    ------------

  Interest income                                                      $240,679
  Interest expense                                                       64,256
                                                                    ------------
      Net interest income                                               176,423
  Provision for loan losses                                              15,000
                                                                    ------------
      Net interest income after provision                               161,423
                                                                    ------------
  Noninterest income:
      Service charges on deposits                                        37,144
      Card-related fees                                                  10,861
      Mortgage banking                                                    3,642
      Retail investment fees                                              6,200
      Trust fees                                                          5,693
      Insurance                                                           3,860
      Investment banking                                                  3,309
      Other service, collection and exchange charges                      5,792
      Other operating income                                              2,444
      Securities gains (losses), net                                     (1,983)
                                                                    ------------
            Noninterest income                                           76,962
                                                                    ------------
  Noninterest expense:
      Salaries and employee benefits                                     72,598
      Occupancy and equipment                                            17,150
      Data processing                                                     9,245
      Advertising and promotional expense                                 6,037
      Stationery and supplies, postage and telecommunications             6,723
      Amortization of intangibles                                         1,390
      Foreclosed property expense, net                                      452
      Other operating expense                                            25,131
                                                                    ------------
            Noninterest expense                                         138,726
                                                                    ------------
  Income before income taxes                                             99,659
  Income tax expense                                                     34,729
                                                                    ------------
  Net income                                                            $64,930
                                                                    ============

  Net income per common share                                             $0.42
  Net income per common share - assuming dilution                         $0.41
  Return on average assets                                                 1.53 %
  Return on average equity                                                15.66 %

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES
($ in millions)                                                    THREE MONTHS ENDED
                                                      December 31        December 31
                                                         2003               2002             CHANGE
                                                     --------------     --------------     ------------
  Assets
    Cash and due from banks                                 $579.9             $574.6            1 %
    Short-term investments                                   101.4              286.5          (65)
    Securities                                             3,942.0            3,571.6           10
    Mortgage loans held for sale                             226.9              528.7          (57)
    Loans                                                 12,513.8           11,393.5           10
        Reserve for loan losses                             (214.2)            (212.1)           1
                                                     --------------     --------------
             Loans, net                                   12,299.6           11,181.4           10
    Other assets                                             829.5              840.6           (1)
                                                     --------------     --------------
        Total assets                                     $17,979.3          $16,983.4            6 %
                                                     ==============     ==============

  Liabilities
    Noninterest-bearing deposits                          $2,858.4           $2,709.0            6 %
    Interest-bearing deposits                             10,797.0           10,406.1            4
                                                     --------------     --------------
        Total deposits                                    13,655.4           13,115.1            4
    Short-term borrowings                                    969.9              557.8           74
    Other liabilities                                        516.5              618.6          (17)
    Federal Home Loan Bank advances                        1,101.8            1,033.8            7
                                                     --------------     --------------
        Total liabilities                                 16,243.6           15,325.3            6

  Shareholders' equity                                     1,735.7            1,658.1            5
                                                     --------------     --------------
        Total liabilities and shareholders' equity       $17,979.3          $16,983.4            6 %
                                                     ==============     ==============



FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES
($ in millions)                                                      YEAR ENDED
                                                      December 31        December 31
                                                         2003               2002              CHANGE
                                                     --------------     --------------     ------------
  Assets
    Cash and due from banks                                 $595.7             $544.2            9 %
    Short-term investments                                   230.4              269.2          (14)
    Securities                                             3,943.1            3,464.6           14
    Mortgage loans held for sale                             421.9              397.5            6
    Loans                                                 11,915.0           11,274.9            6
        Reserve for loan losses                             (213.8)            (208.7)           2
                                                     --------------     --------------
             Loans, net                                   11,701.2           11,066.2            6
    Other assets                                             864.7              819.5            6
                                                     --------------     --------------
        Total assets                                     $17,757.0          $16,561.2            7 %
                                                     ==============     ==============
  Liabilities
    Noninterest-bearing deposits                          $2,891.9           $2,490.0           16 %
    Interest-bearing deposits                             10,717.0           10,376.7            3
                                                     --------------     --------------
        Total deposits                                    13,608.9           12,866.7            6
    Short-term borrowings                                    709.6              625.6           13
    Other liabilities                                        500.9              409.7           22
    Federal Home Loan Bank advances                        1,224.2            1,040.0           18
                                                     --------------     --------------
        Total liabilities                                 16,043.6           14,942.0            7

  Shareholders' equity                                     1,713.4            1,619.2            6
                                                     --------------     --------------
        Total liabilities and shareholders' equity       $17,757.0          $16,561.2            7 %
                                                     ==============     ==============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                       December 31           December 31
                                                          2003                  2002                CHANGE
                                                     ----------------       --------------      --------------
  Assets
    Cash and due from banks                                 $699.1               $729.0              (4)%
    Short-term investments                                   262.4                383.3             (32)
    Securities                                             3,926.7              3,651.7               8
    Mortgage loans held for sale                             195.2                526.3             (63)
    Loans:
        Commercial                                         3,234.2              2,876.5              12
        Small business                                     2,642.9              2,507.8               5
        Consumer                                           7,005.9              6,107.9              15
                                                     --------------       --------------
            Total loans                                   12,883.0             11,492.2              12
        Reserve for loan losses                             (213.3)              (212.8)              -
                                                     --------------       --------------
             Loans, net                                   12,669.7             11,279.4              12
    Other assets                                             807.3                823.0              (2)
                                                     --------------       --------------
        Total assets                                     $18,560.4            $17,392.7               7 %
                                                     ==============       ==============

  Liabilities
    Noninterest-bearing deposits                          $2,827.6             $2,867.3              (1)%
    Interest-bearing deposits                             11,331.9             10,613.7               7
                                                     --------------       --------------
        Total deposits                                    14,159.5             13,481.0               5
    Short-term borrowings                                  1,280.8                575.5             123
    Other liabilities                                        240.8                553.1             (56)
    Federal Home Loan Bank advances                        1,101.8              1,102.2               -
                                                     --------------       --------------
        Total liabilities                                 16,782.9             15,711.8               7
                                                     --------------       --------------
  Shareholders' equity
    Common stock                                             323.0                319.2               1
    Surplus                                                  515.3                490.1               5
    Retained earnings                                      1,171.5              1,010.7              16
    Treasury stock                                          (227.0)              (142.9)             59
    Accumulated other comprehensive
           income                                             12.8                 25.4             (50)
    Unearned compensation                                    (18.1)               (21.6)            (16)
                                                     --------------       --------------
        Total shareholders' equity                         1,777.5              1,680.9               6
                                                     --------------       --------------
        Total liabilities and shareholders' equity       $18,560.4            $17,392.7               7 %
                                                     ==============       ==============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                             September 30
                                                                2003                CHANGE
                                                            ----------------     ---------------
  Assets
    Cash and due from banks                                        $644.4               8 %
    Short-term investments                                          112.1             134
    Securities                                                    3,686.1               7
    Mortgage loans held for sale                                    284.7             (31)
    Loans:
        Commercial                                                2,928.1              10
        Small business                                            2,602.6               2
        Consumer                                                  6,695.6               5
                                                            --------------
            Total loans                                          12,226.3               5
        Reserve for loan losses                                    (213.3)              -
                                                            --------------
             Loans, net                                          12,013.0               5
    Other assets                                                    825.1              (2)
                                                            --------------
        Total assets                                            $17,565.4               6 %
                                                            ==============

  Liabilities
    Noninterest-bearing deposits                                 $2,906.7              (3)%
    Interest-bearing deposits                                    10,636.0               7
                                                            --------------
        Total deposits                                           13,542.7               5
    Short-term borrowings                                           969.6              32
    Other liabilities                                               224.3               7
    Federal Home Loan Bank advances                               1,101.9               -
                                                            --------------
        Total liabilities                                        15,838.5               6
                                                            --------------
  Shareholders' equity
    Common stock                                                    322.0               -
    Surplus                                                         506.3               2
    Retained earnings                                             1,127.7               4
    Treasury stock                                                 (215.7)              5
    Accumulated other comprehensive
           income                                                     8.2              56
    Unearned compensation                                           (21.6)            (16)
                                                            --------------
        Total shareholders' equity                                1,726.9               3
                                                            --------------
        Total liabilities and shareholders' equity              $17,565.4               6 %
                                                            ==============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                   December 31       September 30        June 30             March 31
                                                      2003               2003             2003                 2003
                                                  -------------      -------------     -------------      -------------
  Assets
    Cash and due from banks                             $699.1             $644.4            $689.0             $695.5
    Short-term investments                               262.4              112.1             100.6              187.8
    Securities                                         3,926.7            3,686.1           3,873.3            4,131.8
    Mortgage loans held for sale                         195.2              284.7             530.4              496.0
    Loans:
        Commercial                                     3,234.2            2,928.1           2,954.7            2,878.8
        Small business                                 2,642.9            2,602.6           2,559.4            2,492.9
        Consumer                                       7,005.9            6,695.6           6,337.9            6,178.3
                                                  -------------      -------------     -------------      -------------
            Total loans                               12,883.0           12,226.3          11,852.0           11,550.0
        Reserve for loan losses                         (213.3)            (213.3)           (213.1)            (212.9)
                                                  -------------      -------------     -------------      -------------
             Loans, net                               12,669.7           12,013.0          11,638.9           11,337.1
    Other assets                                         807.3              825.1           1,088.2              804.0
                                                  -------------      -------------     -------------      -------------
        Total assets                                 $18,560.4          $17,565.4         $17,920.4          $17,652.2
                                                  =============      =============     =============      =============
  Liabilities
    Noninterest-bearing deposits                      $2,827.6           $2,906.7          $3,068.5           $2,963.9
    Interest-bearing deposits                         11,331.9           10,636.0          10,632.4           10,832.6
                                                  -------------      -------------     -------------      -------------
        Total deposits                                14,159.5           13,542.7          13,700.9           13,796.5
    Short-term borrowings                              1,280.8              969.6             684.4              526.6
    Other liabilities                                    240.8              224.3             419.5              422.6
    Federal Home Loan Bank advances                    1,101.8            1,101.9           1,402.0            1,202.1
                                                  -------------      -------------     -------------      -------------
        Total liabilities                             16,782.9           15,838.5          16,206.8           15,947.8
                                                  -------------      -------------     -------------      -------------
  Shareholders' equity
    Common stock                                         323.0              322.0             320.4              319.6
    Surplus                                              515.3              506.3             497.1              492.5
    Retained earnings                                  1,171.5            1,127.7           1,081.6            1,043.6
    Treasury stock                                      (227.0)            (215.7)           (182.7)            (157.2)
    Accumulated other comprehensive
           income                                         12.8                8.2              18.8               27.5
    Unearned compensation                                (18.1)             (21.6)            (21.6)             (21.6)
                                                  -------------      -------------     -------------      -------------
        Total shareholders' equity                     1,777.5            1,726.9           1,713.6            1,704.4
                                                  -------------      -------------     -------------      -------------
        Total liabilities and shareholders' equity   $18,560.4          $17,565.4         $17,920.4          $17,652.2
                                                  =============      =============     =============      =============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                   December 31
                                                       2002
                                                  -------------
  Assets
    Cash and due from banks                             $729.0
    Short-term investments                               383.3
    Securities                                         3,651.7
    Mortgage loans held for sale                         526.3
    Loans:
        Commercial                                     2,876.5
        Small business                                 2,507.8
        Consumer                                       6,107.9
                                                  -------------
            Total loans                               11,492.2
        Reserve for loan losses                         (212.8)
                                                  -------------
             Loans, net                               11,279.4
    Other assets                                         823.0
                                                  -------------
        Total assets                                 $17,392.7
                                                  =============
  Liabilities
    Noninterest-bearing deposits                      $2,867.3
    Interest-bearing deposits                         10,613.7
                                                  -------------
        Total deposits                                13,481.0
    Short-term borrowings                                575.5
    Other liabilities                                    553.1
    Federal Home Loan Bank advances                    1,102.2
                                                  -------------
        Total liabilities                             15,711.8
                                                  -------------
  Shareholders' equity
    Common stock                                         319.2
    Surplus                                              490.1
    Retained earnings                                  1,010.7
    Treasury stock                                      (142.9)
    Accumulated other comprehensive
           income                                         25.4
    Unearned compensation                                (21.6)
                                                  -------------
        Total shareholders' equity                     1,680.9
                                                  -------------
        Total liabilities and shareholders' equity   $17,392.7
                                                  =============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                           4Q 2003            3Q 2003             2Q 2003             1Q 2003
                                                       --------------      -------------       -------------      --------------
    Net income per common share                                $0.47              $0.45               $0.40               $0.36
    Net income per common share - assuming dilution            $0.46              $0.44               $0.39               $0.36
    Return on average assets                                    1.59 %             1.55 %              1.39 %              1.29 %
    Return on average equity                                   16.48 %            16.32 %             14.26 %             13.24 %
    Net interest margin--taxable equivalent                     4.27 %             3.65 %              4.32 %              4.42 %
    Efficiency ratio                                           49.18 %            53.74 %             59.00 %             56.97 %
    Common shares outstanding (000s)                         155,261            155,222             155,896             156,864
    Average common shares outstanding (000s)(1)              153,669            154,070             154,875             155,410
    Average common shares outstanding (000s)
          - assuming dilution(1)                             156,572            156,540             156,857             157,416
    Book value per common share                               $11.55             $11.25              $11.11              $10.98
    Average equity as a % of average assets                     9.65 %             9.47 %              9.75 %              9.73 %
    Leverage ratio                                              8.65 %             8.32 %              8.39 %              8.34 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $55,576            $53,067             $57,202             $51,978
    Foreclosed assets                                         11,512             11,875               6,981               6,671
    Excess bank-owned property                                   678                755                 481                 902
                                                       --------------      -------------       -------------      --------------
        Total nonperforming assets                           $67,766            $65,697             $64,664             $59,551
                                                       ==============      =============       =============      ==============
    Loans 90 days or more past due                            $7,730             $8,278              $5,810              $8,530
    Provision for loan losses                                $13,300            $16,000             $13,000             $17,750
    Net charge-offs                                          $13,305            $15,873             $12,729             $17,633
    Reserve for loan losses                                 $213,275           $213,280            $213,153            $212,882
    Net charge-offs as a % of average loans                     0.43 %             0.53 %              0.44 %              0.61 %
    Reserves as a % of total loans                              1.66 %             1.74 %              1.80 %              1.84 %
    Reserves as a % of nonperforming loans                    383.75 %           401.91 %            372.63 %            409.56 %
    Nonperforming loan ratio                                    0.43 %             0.43 %              0.48 %              0.45 %
    Nonperforming asset ratio                                   0.53 %             0.54 %              0.55 %              0.52 %

(1)    net of uncommitted ESOP shares


FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                           4Q 2002
                                                       --------------
    Net income per common share                                $0.42
    Net income per common share - assuming dilution            $0.41
    Return on average assets                                    1.53 %
    Return on average equity                                   15.66 %
    Net interest margin--taxable equivalent                     4.60 %
    Efficiency ratio                                           53.91 %
    Common shares outstanding (000s)                         157,412
    Average common shares outstanding (000s)(1)              155,762
    Average common shares outstanding (000s)
          - assuming dilution(1)                             158,053
    Book value per common share                               $10.79
    Average equity as a % of average assets                     9.76 %
    Leverage ratio                                              8.45 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $54,880
    Foreclosed assets                                          5,919
    Excess bank-owned property                                   902
                                                       --------------
        Total nonperforming assets                           $61,701
                                                       ==============
    Loans 90 days or more past due                           $10,843
    Provision for loan losses                                $15,000
    Net charge-offs                                          $14,578
    Reserve for loan losses                                 $212,765
    Net charge-offs as a % of average loans                     0.51 %
    Reserves as a % of total loans                              1.85 %
    Reserves as a % of nonperforming loans                    387.69 %
    Nonperforming loan ratio                                    0.48 %
    Nonperforming asset ratio                                   0.54 %

(1)    net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                                     QUARTER ENDED
                                                           December 31, 2003                        September 30, 2003
                                                    -----------------------------------      ----------------------------------
                                                     Average                                  Average
                                                     Balance      Interest      Rate          Balance      Interest     Rate
                                                    -----------------------------------      ----------------------------------
Assets
   Interest-earning assets:
       Loans                                         $12,513.8     $184,568    5.86 %         $11,974.5     $182,296    6.04 %
       Securities                                      3,638.5       38,543    4.24             3,744.1       35,006    3.74
       Short-term investments                            101.4          408    1.59               296.1          965    1.29
       Mortgage loans held for sale                      226.9        3,163    5.58               498.7        6,426    5.15
                                                    -----------   ----------                 -----------  -----------
           Total interest-earning assets              16,480.6     $226,682    5.47 %          16,513.4     $224,693    5.41 %
                                                                  ----------                              -----------
   Reserve for loan losses                              (214.2)                                  (213.8)
   Noninterest-earning assets                          1,712.9                                  1,619.2
                                                    -----------                              -----------
           Total assets                              $17,979.3                                $17,918.8
                                                    ===========                              ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts              $6,320.6      $11,050    0.69 %          $6,063.4      $10,021    0.66 %
       Other consumer time deposits                    2,228.9       15,545    2.77             2,273.6       16,106    2.81
       Public fund certificates of deposit
          of $100,000 or more                            741.7        2,262    1.21               791.7        2,748    1.38
       Certificates of deposit of $100,000 or more       870.2        6,424    2.93               888.1        6,574    2.94
       Foreign time deposits                             635.6        1,357    0.85               590.3        1,276    0.86
                                                    -----------   ----------                 -----------  -----------
         Total interest-bearing deposits              10,797.0       36,638    1.35            10,607.1       36,725    1.37
       Short-term borrowings                             969.9        1,964    0.80               695.4        1,141    0.65
       Federal Home Loan Bank advances                 1,101.8       11,036    3.97             1,385.6       35,352   10.12
                                                    -----------   ----------                 -----------  -----------
         Total interest-bearing liabilities           12,868.7      $49,638    1.53 %          12,688.1      $73,218    2.29 %
                                                    -----------   ----------                 -----------  -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                    2,858.4                                  3,103.2
       Other liabilities                                 516.5                                    430.2
                                                    -----------                              -----------
         Total noninterest-bearing liabilities         3,374.9                                  3,533.4
                                                    -----------                              -----------
   Total shareholders' equity                          1,735.7                                  1,697.3
                                                    -----------                              -----------
         Total liabilities and shareholders' equity  $17,979.3                                $17,918.8
                                                    ===========                              ===========
Net interest income/margin                                         $177,044    4.27 %                       $151,475    3.65 %
                                                                  ==========                              ===========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                    QUARTER ENDED
                                                             December 31, 2002
                                                    -----------------------------------
                                                     Average
                                                     Balance      Interest      Rate
                                                    -----------------------------------
Assets
   Interest-earning assets:
       Loans                                         $11,393.5     $193,204    6.73 %
       Securities                                      3,220.7       40,795    5.07
       Short-term investments                            286.5        1,349    1.87
       Mortgage loans held for sale                      528.7        7,283    5.51
                                                    -----------   ----------
           Total interest-earning assets              15,429.4     $242,631    6.25 %
                                                                  ----------
   Reserve for loan losses                              (212.1)
   Noninterest-earning assets                          1,766.1
                                                    -----------
           Total assets                              $16,983.4
                                                    ===========
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts              $5,620.0      $14,139    1.00 %
       Other consumer time deposits                    2,464.0       20,677    3.33
       Public fund certificates of deposit
          of $100,000 or more                            843.1        4,666    2.20
       Certificates of deposit of $100,000 or more       905.0        7,636    3.35
       Foreign time deposits                             574.0        1,947    1.35
                                                    -----------   ----------
         Total interest-bearing deposits              10,406.1       49,065    1.87
       Short-term borrowings                             557.8        1,795    1.28
       Federal Home Loan Bank advances                 1,033.8       13,396    5.14
                                                    -----------   ----------
         Total interest-bearing liabilities           11,997.7      $64,256    2.12 %
                                                    -----------   ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                    2,709.0
       Other liabilities                                 618.6
                                                    -----------
         Total noninterest-bearing liabilities         3,327.6
                                                    -----------
   Total shareholders' equity                          1,658.1
                                                    -----------
         Total liabilities and shareholders' equity  $16,983.4
                                                    ===========
Net interest income/margin                                         $178,375    4.60 %
                                                                  ==========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                             YEAR ENDED
                                                                   December 31, 2003
                                                       -----------------------------------------
                                                         Average
                                                         Balance         Interest       Rate
                                                       -----------------------------------------
Assets
   Interest-earning assets:
       Loans                                             $11,915.0        $735,247       6.17 %
       Securities                                          3,717.6         156,457       4.21
       Short-term investments                                230.4           3,424       1.49
       Mortgage loans held for sale                          421.9          22,010       5.22
                                                       ------------     -----------
            Total interest-earning assets                  16,284.9        $917,138       5.63 %
                                                                        -----------
   Reserve for loan losses                                  (213.8)
   Noninterest-earning assets                              1,685.9
                                                       ------------
           Total assets                                  $17,757.0
                                                       ============
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $6,090.4         $45,141       0.74 %
       Other consumer time deposits                        2,307.1          67,228       2.91
       Public fund certificates of deposit
          of $100,000 or more                                838.2          13,175       1.57
       Certificates of deposit of $100,000 or more           904.2          27,083       3.00
       Foreign time deposits                                 577.1           5,668       0.98
                                                       ------------     -----------
           Total interest-bearing deposits                10,717.0         158,295       1.48
       Short-term borrowings                                 709.6           6,338       0.89
       Federal Home Loan Bank advances                     1,224.2          74,919       6.12
                                                       ------------     -----------
           Total interest-bearing liabilities             12,650.8        $239,552       1.89 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,891.9
       Other liabilities                                     500.9
                                                       ------------
           Total noninterest-bearing liabilities           3,392.8
                                                       ------------
   Total shareholders' equity                              1,713.4
                                                       ------------
           Total liabilities and shareholders' equity    $17,757.0
                                                       ============
Net interest income/margin                                                $677,586       4.16 %
                                                                        ===========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                             YEAR ENDED
                                                                   December 31, 2002
                                                       -----------------------------------------
                                                         Average
                                                         Balance         Interest       Rate
                                                       -----------------------------------------
Assets
   Interest-earning assets:
       Loans                                             $11,274.9        $788,858       7.00 %
       Securities                                          3,281.3         176,239       5.37
       Short-term investments                                269.2           6,158       2.29
       Mortgage loans held for sale                          397.5          24,043       6.05
                                                       ------------     -----------
           Total interest-earning assets                  15,222.9        $995,298       6.54 %
                                                                        -----------
   Reserve for loan losses                                  (208.7)
   Noninterest-earning assets                              1,547.0
                                                       ------------
           Total assets                                  $16,561.2
                                                       ============
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $5,521.1         $63,866       1.16 %
       Other consumer time deposits                        2,529.5          94,880       3.75
       Public fund certificates of deposit
          of $100,000 or more                                884.7          21,006       2.37
       Certificates of deposit of $100,000 or more           881.2          32,447       3.68
       Foreign time deposits                                 560.2           8,418       1.50
                                                       ------------     -----------
           Total interest-bearing deposits                10,376.7         220,617       2.13
       Short-term borrowings                                 625.6           9,006       1.44
       Federal Home Loan Bank advances                     1,040.0          53,234       5.12
                                                       ------------     -----------
           Total interest-bearing liabilities             12,042.3        $282,857       2.35 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,490.0
       Other liabilities                                     409.7
                                                       ------------
           Total noninterest-bearing liabilities           2,899.7
                                                       ------------
   Total shareholders' equity                              1,619.2
                                                       ------------
           Total liabilities and shareholders' equity    $16,561.2
                                                       ============
Net interest income/margin                                                $712,441       4.68 %
                                                                        ===========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
MORTGAGE BANKING
($ in thousands)
                                                                           4Q 2003            3Q 2003           2Q 2003
                                                                        --------------     --------------     -------------
    Mortgage loan origination and servicing fees                              $10,117             $9,404            $9,286
    Gains on sales of mortgage loans                                            3,085             16,748            19,143
    Amortization of mortgage servicing rights                                  (8,722)            (9,262)          (14,350)
    Provision for temporary impairment of mortgage servicing rights            (3,500)            27,500           (28,000)
                                                                        --------------     --------------     -------------
    Mortgage banking                                                             $980            $44,390          ($13,921)
                                                                        ==============     ==============     =============

THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)

    Total serviced for third parties                                      $10,224,051        $10,062,168        $9,810,180
    Weighted average annual note rate                                            6.04 %             6.12 %            6.37 %
    Capitalized mortgage servicing rights, net                               $118,334           $123,065           $88,439
    Mortgage servicing rights as a percentage of servicing portfolio             1.16 %             1.22 %            0.90 %
    Average annual servicing fee (basis points)                                  27.3               27.4              27.7
    Mortgage servicing rights as a multiple of average annual servicing fee     4.24x              4.46x             3.25x
    Weighted average annual prepayment speed assumption                          15.5 %             14.2 %            35.2 %
    Weighted average annual discount rate                                         9.2 %              9.3 %             9.3 %
    Weighted average life (months)                                                 72                 78                33




FINANCIAL INFORMATION (Cont.)
(Unaudited)
MORTGAGE BANKING
($ in thousands)
                                                                           1Q 2003            4Q 2002
                                                                        --------------     --------------
    Mortgage loan origination and servicing fees                               $9,398             $9,322
    Gains on sales of mortgage loans                                           12,263             12,389
    Amortization of mortgage servicing rights                                 (12,104)           (10,069)
    Provision for temporary impairment of mortgage servicing rights           (14,500)            (8,000)
                                                                        --------------     --------------
    Mortgage banking                                                          ($4,943)            $3,642
                                                                        ==============     ==============

THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)

    Total serviced for third parties                                       $9,370,904         $8,971,247
    Weighted average annual note rate                                            6.56 %             6.80 %
    Capitalized mortgage servicing rights, net                               $106,610           $114,403
    Mortgage servicing rights as a percentage of servicing portfolio             1.14 %             1.28 %
    Average annual servicing fee (basis points)                                  27.8               28.0
    Mortgage servicing rights as a multiple of average annual servicing fee     4.09x              4.55x
    Weighted average annual prepayment speed assumption                          29.1 %             26.0 %
    Weighted average annual discount rate                                         9.3 %              9.3 %
    Weighted average life (months)                                                 39                 44